Exhibit 10.11
CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED IS OMITTED AND NOTED WITH “****”.

 AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED
TO THE
SECURITIES AND EXCHANGE COMMISSION.

AGENCY AGREEMENT

This Agency Agreement (this “Agreement”) is effective as of June 1, 2011 (“Effective Date”) and is entered into by and between Starr Indemnity Sc. Liability Company (“Company”) and Health Plan Intermediaries, LLC (d/b/a Health Insurance Innovations, LLC) (“Agent”).

Agent and Company are individually referred to as a “party” and collectively are referred to as the “parties” herein. In consideration of the covenants, conditions and agreements herein contained, the parties agree as follows:

Article I
APPOINTMENT, AUTHORITY, AND DUTIES OF AGENT

1.
Company does hereby appoint Agent to act as its nonexclusive insurance agent for the production, underwriting, servicing, and administration of the insurance policies, and any related certificates of insurance, as applicable (collectively, the “Policies”), for the types, lines, and classes of business described in Exhibit A – Schedule of Business (“Schedule of Business”) to this Agreement, subject always to the restrictions imposed upon Company and Agent under the applicable insurance laws and regulations of each applicable jurisdiction, and in accordance with the rates, filings, forms, procedures, and Underwriting Guidelines as set forth in Addendum No. 1 – Underwriting Guidelines (“Underwriting Guidelines”), governing the acceptance of such business, all as filed, directed, and promulgated by Company from time to time. Any amendment, suspension or termination of any part or the entire Schedule of Business or Underwriting Guidelines may be undertaken, from time to time, solely by Company, and shall not be deemed an amendment to this Agreement subject to Section 3 of Article XXI. Company may issue Policies to any applicant and accept business submitted by producers other than Agent.

2.	Reinsurance Availability - Agent’s appointment and authority for business written under this Agreement is subject to the following:

a.
Company is able to obtain and maintain in force at all times reinsurance satisfactory to Company for the business outlined in the Schedule of Business. Obtaining reinsurance is the sole responsibility of Company.

b.
If reinsurance is terminated or no longer in full force and effect for all or any part of the business written under this Agreement, Agent’s authority for the business affected shall be suspended, or limited immediately upon written notice from Company, until further notice.

3.	Agent is authorized by Company to:

a.	solicit, receive and evaluate applications for insurance on Company-approved application forms (“Applications”) for the Policies, as set forth in the Underwriting Guideline;
b.	underwrite, and bind coverages authorized herein and in accordance with the Schedule of Business and the Underwriting Guideline;

c.	exercise underwriting judgment and accept or reject Applications in accordance with the Underwriting Guidelines;
d.	assemble, type and otherwise prepare Policies;
e.	issue Policies and endorsements on forms approved by Company; utilizing rates filed or authorized by Company in accordance with the Underwriting Guidelines;
f.	price and rate individual risks in accordance with Company’s authorization and filed rates, and the Underwriting Guidelines;
g.	cancel such Policies, subject to and in compliance with the applicable laws and regulations, and give notice of cancellation and any required notice of non-renewal to all parties entitled;
h.
bill for and collect insurance premiums, including premium surcharges, fire district and other taxes or assessments levied by any jurisdiction and required to be collected in addition to stated premiums, hold them in a fiduciary capacity as set forth in Article IV, to report upon and remit premiums to Company and to calculate and refund return premium; and

i.
perform the foregoing authorized duties and responsibilities faithfully and diligently, to the best of its knowledge, skill, and judgment, and to comply promptly with instructions pertaining thereto received from time to time by Agent from Company.

j.	receive claim reports within 5 days of receipt of reports to Company.

4.
Agent shall be responsible for all Policies entrusted to it by Company, whether issued or not, and shall issue Policies only in numerical sequence. Agent shall not release blank Policies without the prior written approval of Company. Agent shall maintain all voided and unissued Policies on behalf of Company. Agent shall issue Policies within thirty (30) calendar days of being bound, with a copy of or access to same to be provided or made available to Company within such time period.

5.
Agent is authorized to conduct its operations on behalf of Company only in the jurisdictions(s), and to bind insurance only of insureds and risks that are located in the jurisdiction(s), set forth in the Schedule of Business and the Underwriting Guidelines.

6.
Agent agrees that if Agent accepts business from sub-producers on behalf of Company, Agent shall do so only under a written sub-producer agreement, the form of which has been approved in writing by Company. Such sub-producer agreement shall contain a warranty that the sub-producer and any employee authorized to solicit insurance possesses a valid agent’s license in such jurisdiction in which (s)he is being authorized to solicit, and that such licenses are not now and have never been the subject of any disciplinary action, and that the sub-producer and such employees are not restricted or prohibited in any manner from acting under the sub-producer agreement. Agent agrees to confirm that all insurance licenses of any such sub-producers are current and in effect at the time of submission for insurance coverage from Company and to notify Company of the names of the sub-producer for appointment as required by Company. Any sub-producer so appointed shall only be authorized to conduct its operations in the jurisdiction(s) authorized in the Schedule of Business and the Underwriting Guidelines

and on risks located in such jurisdiction(s) as per the Schedule of Business and the Underwriting Guidelines. Agent shall secure and provide to Company evidence that (i) any authorized managing general agent maintains Errors and Omissions coverage of at least $500,000 and (ii) any authorized agents or sub-producers maintain Errors and Omissions coverage of at least $250,000. Agent is solely responsible for payment of all commissions due to sub-producer and any countersignature fees as may be due.

7.	Agent shall maintain current licenses or certificates of authority as required by applicable law or regulation for the conduct of business under this Agreement.

8.
Agent shall not make any representation to any agent, broker, producer, applicant or insured regarding coverage under Policies issued or to be issued hereunder which is inconsistent with the actual terms and conditions of such Policies.

9.
Agent shall submit to Company the name every person or entity that is or may be party to a transaction or Policy pursuant to this Agreement, so that Company can ensure through the utilization of certain databases that such person or entity is not on the list of Specially Designated Nationals and Blocked Persons issued by the Office of Foreign Assets Control (“OFAC”), a division of the U.S. Treasury Department, as such list may be amended by OFAC from time to time. Agent shall comply with (i) all applicable OFAC-related rules and regulations, (ii) Company’s OFAC-related policies and procedures and (iii) any written instruction from Company to Agent, from time to time, related to Company’s OFAC-related policies and procedures.

10.
All services provided by Agent hereunder shall be performed in accordance with generally accepted professional standards so as to assure the efficient and profitable operation of the business covered by this Agreement. Agent shall maintain a staff of competent and trained personnel, supplies and equipment for the purpose of performing its duties under this Agreement and shall use its best efforts to serve Company faithfully, to promote and safeguard the best interests of Company and to perform all acts necessary to ensure the efficient and proper conduct of the subject business on behalf of Company.

Article II

The word “Agreement” as used herein shall be understood to include any and all schedules, exhibits, appendices, endorsements and other addenda attached hereto, referenced herein or contemplated hereby, in accordance with the terms and conditions hereof. In case of a conflict between the aforementioned documents, the following order of hierarchy shall prevail: (a) the Underwriting Guidelines; (b) the Schedule of Business; (c) this Agreement (excluding any exhibits and addenda); and (d) any other addenda.

Article III
LIMITATION OF AGENT’S AUTHORITY

1.	In addition to any other limitations expressly contained in this Agreement, any exhibit, appendix, endorsement or addendum hereto or any underwriting guidelines, bulletin or instruction, Agent shall have no authority to do, nor shall it represent itself as having authority to do, nor shall it do any of the following:

a.	Waive a forfeiture;
b.	Cancel binders or Policies flat or waive any premium payment due from the insured;
c.	Extend the time for payment of premiums or other monies due Company;
d.
Back-date coverage or bind coverage after the Policy effective date without (i) the prior written approval of Company and (ii) obtaining a letter from all named insureds certifying that there are no known losses, circumstances, or events that are likely to lead to, or result in, a loss;

e.	Distribute blank Policy forms or amend the form or language of any Policy or Application form, except as may be permitted pursuant to the Underwriting Guidelines;
f.	Appoint sub-producers or any other representatives and agents on behalf of Company;
g.
Institute, prosecute, or maintain any legal proceedings in connection with any matter pertaining to Company’s business, other than, and with prior written approval of Company, the institution, prosecution, and maintenance of legal proceedings for the collection of premiums due on Policies issued hereunder or recoveries on claims;

h.	Hold itself out as an agent of Company in any other manner, or for any other purpose, than is specifically prescribed in this Agreement;
i.
Make any representation, pledge the credit of, make or accept or endorse notes, or create any obligation on behalf of Company other than the insurance expressly described in the Schedule of Business and the Underwriting Guidelines;

j.	Permit Agent’s sub-producer to serve on Company’s board of directors;
k.	Jointly employ an individual who is employed with Company;
l.	Appoint a sub-managing general agent;
m.
Sponsor or refer any sub-producer for appointment without assuring that the sub-producer is lawfully licensed to transact the kinds of insurance for which the producer is requesting to be appointed; or

n.
Enter into any agreement or transaction on behalf of Company with or involving any person or entity which is on the list of Specially Designated Nationals and Blocked Persons issued by OFAC, as such list may be amended by OFAC from time to time, without notifying and obtaining the prior written approval of Company.

Article IV
PREMIUM LIABILITY AND ACCOUNTING

1.	Agent shall account for and be liable to Company for all written premiums owed to Company by insureds on business produced under this Agreement.

2.	All premiums collected by Agent on business produced hereunder, net of commissions allowed in accordance with Exhibit B – Commissions to this Agreement, are the property of Company and shall be immediately deposited in an account and held by Agent in a fiduciary capacity for the benefit of Company in a bank which is a member of the Federal Reserve System (and insured by the Federal Deposit Insurance Corporation), for the sole benefit of Company, until remitted to Company as set forth in Section 3 of this Article IV; provided, however, that such bank shall be acceptable to Company. Such account shall comply with all applicable law and must be used for all payments made on behalf of Company. Interest bearing accounts are permitted; and all interest earned as a result of Agent holding funds for Company shall be property of Agent.

3.	Within fifteen (15) calendar days after the close of each month Agent shall render the monthly account current specified in Article VI.

4.
If an insured under a Policy written by Agent shall be entitled to the return of premium because of Policy cancellation or for any other reason, Agent shall in the next account return to Company the pro rata portion of the commissions applicable to such return premium at the same rate originally retained by or paid to Agent; provided, however, that if the premium return becomes due before Agent has remitted the premium to Company, Agent shall return the premium, including the pro rata portion of the commissions, to policyholder.

Article V
CLAIMS HANDLING

1.
Agent shall have no authority to adjust, comprise, settle or pay any claim made on the Policies written or bound under this Agreement. All claims shall be handled by a third party administrator, currently Coordinated Benefit Plans, Inc. (“Administrator”) pursuant to the terms of that certain Third Party Administrator Agreement entered into between Administrator and Company, as amended from time to time.

2.
Agent agrees that, within twenty four (24) hours of receipt of notice, information or knowledge of any claim, suit or loss to Company, Agent will give to Administrator written notice of all claims, suits and losses and will cooperate fully with Administrator to facilitate the investigation, adjustment, settlement, and payment of each and all claims.

3.	Agent shall assist Company in the collection of deductibles due and salvage and subrogation, as applicable.

4.
Agent agrees that it shall be responsible and shall indemnify and hold harmless Company for any and all damages incurred arising out of (a) any delay by Agent in forwarding notice of any claim, suit or loss to Administrator; and (b) any incorrect information, including, but not limited to, incorrect Policy information, forwarded by Agent to Administrator.

5.	Agent will not be reimbursed by Company for salaries, office expenses or any other expenses incurred in the handling of claims unless otherwise expressly agreed in writing by Company.

6.
Company agrees that it shall authorize and instruct Administrator to simultaneously share with Agent all claims data or reports that Administrator delivers to Company to the extent permitted by applicable law. For the avoidance of doubt, such claims data or reports shall be considered Confidential Information, as such term is defined in Article XIV, and Agent shall be subject to the obligations and restrictions regarding Confidential Information with respect to such claims data and reports in accordance with Article XIV.

Article VI
RECORDS AND REPORTING

1.
Agent shall maintain a complete record of all transactions involving the interests of Company and its policyholders, including, but not limited to, copies of Policies and endorsements, billing and accounting transactions, and notices of all claims or occurrences representing potential claims. All such records are the joint property of Company and Agent and shall be retained by Agent while this Agreement is in effect and for the amount of time specified by Company. Upon request Agent shall provide a copy of any and all such records and information requested by Company.

2.
Agent shall maintain a complete record of all complaints it receives, which emanate from business written under this Agreement. For the purpose of this Agreement, “complaint” shall mean any written communication primarily expressing a grievance. The record of complaints shall indicate the following:

a.	the total number of complaints;
b.	the classification of each complaint by line of business;
c.	the nature of each complaint;
d.	the disposition of each complaint; and
e.	the time it took to process each complaint.

3.
Agent will report to Company, in accordance with Company’s instructions, as expeditiously as practicable, all risks bound and Policies issued with Company, and all endorsements, cancellations, renewals and similar actions that affect or change a risk previously bound with Company.

4.
Agent shall assist Company in monitoring, recording, and reporting the business underwritten for Company pursuant to this Agreement. Within 15 calendar days after the end of each month, Agent will furnish Company, in a manner set forth by Company, the following reports:

A.	MONTHLY:

Accounts current consisting of:

a)	Total written premiums by jurisdiction, being: gross premiums less return premium.
b)	Total commissions paid by jurisdiction to Agent.

c)	Balance due being: (a)-(b).
d)	Total number of insureds by jurisdiction.

B.	IN ADDITION TO THE MONTHLY REPORTS AS DESCRIBED IN SECTION A. ABOVE:

Within thirty (30) calendar days after the end of each year, Agent will provide Company with data regarding the Policies which will provide the necessary information for Company to record the data correctly on its books as required by the National Association of Insurance Commissioners and/or state insurance departments (NAIC Annual Statement). In addition, Agent shall provide to Company a report of premiums in force by Policy number, name of insured, address of insured, effective date, Policy term and number of lives covered.

5.
Annually, Agent shall forward to Company a copy of its most recent independent financial examination as soon as available (and in any event within one hundred and twenty (120) calendar days after the close of each fiscal year of Agent) consisting of a balance sheet of Agent and the related statements of income and retained earnings for such fiscal year (audited, if available) (the “Annual Financial Statements”), together with a certificate of the principal financial or accounting officer of Agent indicating that the accompanying Annual Financial Statements are complete and correct, and present fairly the financial position of Agent at the end of such fiscal year and the results of its operations for the fiscal year then ended, except as set forth in the notes and accompanying text thereto. Additionally, Company shall have the right to reasonably request interim financial statements based upon the results of its review of the Annual Financial Statements or its Financial Audit (as defined below).

6.
Agent shall also furnish Company, as soon as practicable after the end of each calendar quarter, or at any time after the close of any month, at the written request of Company, statements reflecting all necessary figures, for the inclusion in any statements, annual or otherwise, required by insurance departments or other authorities of any municipal, state or federal governments.

7.
Company and/or the Commissioner or Superintendent of Insurance of any jurisdiction having insurance regulatory authority over Company or Agent may audit performance and examine all books, files and records of Agent pertaining to business written under this Agreement at all reasonable times on the premises of Agent, as well as make copies of all such books, files and records. In particular, Company may, at all reasonable times, perform an audit of Agent to ensure that Agent is complying with all applicable OFAC-related rules and regulations, as well as Company’s OFAC-related policies and procedures. Further, Company may perform a financial audit (“Financial Audit”) of Agent upon thirty (30) calendar days’ prior written notice. Agent will provide suitable office space for representatives of Company in carrying out inspections and audits.

Article VII
AGENT COMPENSATION

1.
Subject to the terms and conditions of this Agreement, Agent’s sole remuneration for all services and duties that Agent may perform for Company under this Agreement shall be the commissions to be paid by Company to Agent as set forth in Exhibit B – Commissions to this Agreement. Unless otherwise agreed in writing, such commissions shall constitute the complete compensation or reimbursement to Agent for its services and duties provided or expenses incurred under this Agreement; provided, however, that nothing herein shall restrict Agent’s ability to lawfully receive consulting fees for services provided to any insured. For the avoidance of doubt, Agent is responsible for all expenses in connection with the solicitation of insurance or performance of any services, duties or obligations of Agent and any other expenses of Agent, such as rent, office upkeep, postage, city license fees, systems, salaries, promotional and advertising expenses, traveling expenses, and all other administrative expenses of whatever nature or kind, unless otherwise agreed to in writing by Company. The conduct by Agent of its business shall be its own sole cost, credit, risk, and expense.

2.
Under no circumstances shall Agent receive commissions for any premiums which Company has not received. In the event of Policy cancellation or an endorsement resulting in a premium return to a policyholder, Agent shall be responsible for refunding to Company the entire amount of any commission paid or allowed on the returned premium, including commissions to sub-producers. Notwithstanding the foregoing, commissions paid to any originating broker in any jurisdiction in which such commissions are deemed to be earned at acquisition shall not be refunded.

Article VIII
COMPENSATION TO OTHERS

Agent is required to pay out of its remuneration all commissions or fees owing to producers, brokers, or sub-producers on business written under this Agreement through Agent.

Article IX
INDEMNITY

1.
Agent hereby agrees to be liable for and shall indemnify, save, defend, and hold Company, and its subsidiaries and affiliates, shareholders, officers, directors and employees, predecessors, successors, and assigns harmless from and against any and all claims, demands, suits, hearings, actions, damages of any kind, fines, injuries, liabilities, losses, judgments, settlements, penalties, costs and expenses and attorneys’ fees, made or assessed against or incurred by Company, or its subsidiaries, affiliates, shareholders, officers, directors, employees, predecessors, successors or assigns, that may arise by reason of any act, misconduct, error or omission of, or any misrepresentation or breach of this Agreement by, Agent, its officers, employees or sub-producers.

Without limiting the generality of the foregoing, Agent shall accept and pay all fines, penalties, fees, administrative payments, and costs levied against Company, or its subsidiaries, affiliates, shareholders, officers, directors, employees, predecessors, successors or assigns, by any regulatory agency, governmental unit, trier of fact or court of competent jurisdiction for any violation of law or regulation attributable to Agent’s gross negligence, intentional misconduct, or breach or failure to abide by any of its covenants, obligations, representations or warranties contained in this Agreement.

2.
Company hereby agrees to be liable for and shall fully indemnify, save, defend and hold Agent, and its subsidiaries and affiliates, shareholders, officers, directors and employees, predecessors, successors and assign harmless from and against any and all claims, demands, suits, hearings, actions, damages of any kind, fines injuries, liabilities, losses, judgments, settlements, penalties, costs and expenses and attorneys’ fees, made or assessed against or incurred by Agent, or its subsidiaries, affiliates, shareholders, officers, directors, employees, predecessors, successors or assigns, that may arise by reason of any act, misconduct, error or omission of, or any misrepresentation or breach of this Agreement by, Company, its officers or employees.

EXCEPT FOR BREACHES OF THIS ARTICLE IX, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF BUSINESS OR LOSS OF PROFITS REGARDLESS OF THE FORM OF ACTION, WHICH MAY ARISE FROM THE PERFORMANCE, NONPERFORMANCE, DEFAULT OR OTHER BREACH OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT EITHER PARTY SHALL BE ENTITLED TO INDEMNIFICATION FOR THE FOREGOING TYPES OF DAMAGES WHEN CLAIMED AGAINST EITHER PARTY BY A THIRD PARTY.

3.
Promptly after receipt by a party (the “indemnified party”) of notice of any claim, action, suit, proceeding or other matter (the “Claim”) in respect of which the indemnified party may seek indemnification from the other party (the “indemnifying party”) pursuant to this Article IX, the indemnified party shall notify the indemnifying party of the Claim, and shall thereafter promptly convey all further communications and information in respect thereof to the indemnifying party. The indemnifying party shall, if it so elects, have sole control at its own expense over the contest, settlement, adjustment or compromise (the “Resolution”) of the Claim in respect of which this Article IX requires it to indemnify the indemnified party, and the indemnified party shall cooperate with the reasonable requests of the indemnifying party in connection with the Resolution; provided, however, that (i) the indemnified party may, if it so elects, employ counsel at its own expense to assist in the handling of such Claim, and (ii) the indemnified party’s consent must be obtained before entering into any settlement, adjustment or compromise of the Claim, if pursuant thereto or as a result thereof, injunctive relief or criminal sanctions would be imposed upon the indemnified party.

Article X
COMPLIANCE WITH LAWS AND LICENSING

1.
Agent warrants and agrees that it shall have or obtain, prior to solicitation or acceptance of any business on behalf of Company, a license as Agent in such jurisdictions Agent has been authorized to write on behalf of Company and Agent shall promptly present a copy of such licenses to Company upon request. Agent represents that such license and the licenses of its sub-producers are not now and never have been subject of any disciplinary action, and that it and its sub-license are not restricted or prohibited in any manner from acting hereunder.

2.
Agent undertakes to observe and comply with all applicable laws and regulations regarding the licensing of Agent and sub-producers and the performance of all duties hereunder, and to pay all costs relating thereto. Agent agrees to be solely responsible for compliance by all its sub-producers with all applicable laws and regulations.

3.
In the event Agent is notified that its license or authorization to engage in the insurance business has been or is threatened to be revoked or suspended by any state insurance department or other public authority, Agent shall thereupon immediately notify Company in writing and cease and desist from binding or issuing any further insurance coverage under this Agreement in the affected jurisdiction, but shall continue to provide all other services aforesaid on business produced prior thereto. Agent shall then take all action required to fully restore its license or authorization.

4.	Company reserves the right to prior approval of all rates and forms to be used in connection with any Policies issued under this Agreement.

5.
The execution, delivery, and performance by Agent of the services and obligations pursuant to this Agreement have been duly authorized by all necessary corporate action and do not and will not: (i) require any consent or approval of the stockholders of such corporation; (ii) contravene such corporation’s charter or bylaws or any other organizational documents; (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Agent; or (iv) result in a breach of or constitute a default under any other agreement or instrument to which Agent is a party or by which it or its properties may be bound or affected.

Article XI
OWNERSHIP OF RECORDS AND SUPPLIES

1.
In the event of termination of this Agreement, the use and control of Policy expirations and renewals shall remain the property of Agent and be left in its possession; provided, however, that if Agent has not accounted for and paid to Company all monies owed Company, in accordance with the terms of this Agreement, then the records of Agent and the use and control of Policy expirations and renewals shall vest in Company and shall be forwarded to Company immediately upon written request thereof.

2.
All Policy forms, records (including underwriting files), and other like supplies furnished by Company to Agent shall remain the property of Company and shall be returned immediately upon request. Upon termination of this Agreement or Agent’s authority hereunder, Agent shall immediately return all such property to Company or to its designated representative.

Article XII
TERMINATION

1.
Either party may terminate this Agreement at will, with or without cause, at any time by giving written notice as set forth in Article XVIII to the other party at least one hundred and eighty (180) calendar days prior to the effective date of termination.

2.a.
In the event of a breach of any material duty or obligation under this Agreement by either party, the other party may, at its sole election, terminate this Agreement by written notice sent at least fourteen (14) calendar days prior to the termination date stated in the notice. Upon such termination, notwithstanding Section 4 of Article IV, Agent shall immediately remit to Company all premiums collected by Agent on behalf of Company, and all other premiums owed to Company by insureds on business produced under this Agreement. Any inadvertent delay, omission or error shall not be held to exempt either party from adhering to the termination time frame set forth in Section 1 of this Article XII, provided such delay, omission or error is rectified to satisfy the terms and conditions of this Agreement within the twenty-one (21) calendar days from discovery.

2.b.
Company may terminate this Agreement for cause immediately upon written notice to Agent. Company may suspend the underwriting authority of Agent during the pendency of any dispute regarding the cause for termination. As it appears above, the term “cause” is defined as default of a material term of this Agreement, negligence, fraud or intentional misconduct.

3.
In the event that the license or authorization of Agent is revoked or suspended as described in Section 3 of Article X, and, for any reason, that Agent fails to restore its license or authorization within thirty (30) calendar days from the date of notification to Agent of the revocation or suspension, this Agreement shall be automatically terminated, without notice.

4.a.
This Agreement shall be automatically terminated, without notice, in the event either party files a petition in bankruptcy or becomes insolvent, or makes an assignment for the benefit of creditors, or in the event either party is placed into bankruptcy involuntarily.

4.b.
This Agreement shall be automatically terminated, without notice, on the effective date of sale, transfer, or merger of Agent’s business; provided, however, that Company may offer, at Company’s option, an agreement to any successor who meets Company’s requirements for appointment as an insurance agent for the production, underwriting, servicing and administration of the Policies for the types, lines and classes of business described in the Schedule of Business.

5.a.
Upon termination of this Agreement, Agent shall cease and desist from underwriting, binding or issuing any further insurance coverage under this Agreement, but shall continue to provide all other services described in this Agreement on business produced prior to termination of this Agreement, until all such obligations on the part of Agent shall have been fully satisfied.

5.b.	Any termination of this Agreement shall not affect the rights and obligations of the parties under this Agreement as to transactions or acts done by either prior to the effective date of termination.

5.c.	Agent will handle, to conclusion, the run-off of any administrative duties under this Agreement.

6.
In the event that Agent refuses to provide such services as set forth in Section 5c of this Article XII or in the opinion of Company, is unable to provide such services in a manner satisfactory to Company, Company may provide such services itself or arrange to have such services provided by others and the expense thereof shall be borne by Agent.

The term “run-off’ as used herein shall mean, but not be limited to, confirming coverage under Policies to claim adjusters, administering the in-force Policies and any required renewal thereof and endorsements thereof, providing reports to Company as required by this Agreement, paying premium to Company and returning premiums to the policyholders, and collecting all sums due, including returning commissions from sub-producers and other such activities as required of Agent under this Agreement.

7.
Notwithstanding the foregoing, this Agreement shall be reviewed in its entirety by the parties from time to time, but no less frequently than once every three (3) years in order to determine the appropriateness of renegotiating the terms and provisions hereof.

Article XIII
SUSPENSION OF AGENT’S AUTHORITY

Company may, by immediate notice to Agent, suspend any part or all of Agent’s authority under this Agreement from such time as Company may deem necessary to protect its interests or reputation should any of the following occur:

a.	Loss of Reinsurance – In accordance with Article I, Section 2;
b.
Administrative Action – An administrative accusation of violation of insurance law or regulation against Agent or any of Agent’s executive officers or sub-producers by an insurance regulatory agency, or such suspension is otherwise required by applicable law or regulation;

c.	Grounds for Immediate Termination – For any reason that would permit termination by Company of this Agreement under Article XII;
d.	Default – The failure of Agent to perform its duties and responsibilities under this Agreement, including, but not limited to, the failure of Agent to (i) timely remit accounts and monies to Company, insureds or policyholders and (ii) timely and fully comply with Company directives, rules, regulations, or manuals;
e.	Termination by Agent – If Agent gives notice of termination of this Agreement under Article XII of this Agreement; or
f.	Dispute over Termination – In the event of a dispute over the reason for termination of this Agreement.

Actions taken pursuant to this Article shall not be deemed as an amendment to this Agreement subject to Section 3 of Article XXI.

Article XIV
CONFIDENTIALITY

Each party acknowledges that it may receive confidential or proprietary information or trade secrets (collectively, “Confidential Information”) of the other party. Each party agrees (a) to hold such Confidential Information in confidence and to protect such Confidential Information with at least the same degree of care as it normally exercises to protect its own confidential or proprietary information or trade secrets of a similar nature, (b) to use such Confidential Information solely for the purpose of performing its obligations under this Agreement, (c) to reproduce such Confidential Information only to the extent necessary to perform its obligations under this Agreement, (d) to restrict disclosure of such Confidential Information to its employees, officers, directors, shareholders, consultants and agents with a need to know for the purposes of performing its obligations under this Agreement and to inform such employees, officers, directors, shareholders, consultants and agents of their confidentiality obligations under this Agreement and (e) not to disclose such Confidential Information to any third party (including, without limitation, in any public statement or announcement) without the prior written approval of the other party. These restrictions on the use or disclosure of Confidential Information by a party shall not apply to any Confidential Information (i) after it has become generally available to the public without breach of this Agreement, (ii) which is required to be disclosed by a party under valid legal process (with reasonable prior notice to the other party), or (iii) which the other party agrees in writing is free of such restrictions.

Article XV
INSURANCE

Agent shall maintain the following insurance in force until Agent has fully satisfied all of its obligations under this Agreement, with insurers and on forms acceptable to Company:

1.	Agent shall be required to maintain at all times Errors and Omissions Insurance with a minimum limit of $3,000,000.

2.	Agent shall be required to maintain at all times a Fidelity Bond covering all employees of Agent for the protection of Company with a minimum limit of $1,000,000.

3.	Agent shall be required to maintain at all times Comprehensive General Liability Insurance with a minimum limit of $1,000,000.

Copies of policies evidencing the above referenced insurance coverages shall be provided to Company at each renewal.

Article XVI
CANCELLATION OF INSURANCE

1.
Nothing in this Agreement shall be construed as limiting or restricting the right of Company to reject, cancel or non-renew or cause Agent to reject, cancel or non-renew any Policy, risk or binder, or other contract of insurance issued under this Agreement, in accordance with the cancellation provision of such Policy, risk, binder, or contract of insurance and any applicable law.

2.
Agent agrees to promptly non-renew or cancel, at the direction of Company, such Policy, risk, binder, or contract of insurance. Agent agrees not to initiate arbitrary cancellations or non-renewals of Policies, risks, binders, or contracts of insurance. In the event of non-payment of premium, Agent is authorized and agrees to cancel or non-renew such insurance without awaiting direction from Company.

Article XVII
INDEPENDENT CONTRACTORS

Agent is an independent contractor and not an employee of Company. Company, therefore, shall not be responsible for expenses of Agent such as rent, transportation, postage, countersignature fees, or any other expenses, except as otherwise agreed herein. In addition, Agent shall be responsible for all salaries and other related labor costs and Social Security obligations of its personnel whether or not related to Company’s business. Furthermore, it is expressly understood by the parties that the relationship existing between Company and Agent under this Agreement constitutes Agent as Company’s proxy or representative only in connection with the services or transactions set forth in this Agreement and directly related to Agent’s functions under this Agreement. Therefore, Agent is not authorized to undertake or create any obligation, responsibility or commitment with or to third parties on behalf of Company except in connection with the services stated in this Agreement, and Agent undertakes not to perform any action which might lead to a misinterpretation by third parties of the scope of the relationships created hereunder.

Article XVIII
NOTICES

1.	All notices, requests, demands and other communications under this Agreement or in connection therewith shall be given or made as follows:

A.	If to Company:

Starr Indemnity & Liability Company
399 Park Avenue, 8th Floor

New York, New York, 10022
Attention: Honora Keane, General Counsel

B.	If to Agent:

Health Plan Intermediaries, LLC
218 E. Bearss Avenue, Suite 325
Tampa, FL 33613
Attention: Michael Kosloske

2.	Any notice or communication required or permitted to be given under the terms of this Agreement shall be valid and effective only if in writing.

3.
Either party may by written notice to the other sent by prepaid certified or registered mail change its address to another physical address provided that change of address shall only become effective on the seventh calendar day after dispatch of the notice.

4.	Any notice or communication sent pursuant to this Agreement shall be deemed to have been received within ten (10) calendar days of the posting.

Article XIX
ARBITRATION

1.
In the event of any dispute or difference of opinion hereafter arising with respect to the rights and obligations of the parties under this Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration and that arbitration shall be the exclusive remedy for resolution of such dispute.

2.
The arbitration process shall begin upon written demand being served by one (1) party upon the other to choose an arbitrator. Within sixty (60) calendar days after service of said demand, one arbiter shall be chosen by Company, the other by Agent, and an umpire shall be chosen by the arbiters before they enter into arbitration (“Umpire”), all of whom shall be active or retired disinterested insurance executive officers. In the event that either party should fail to choose an arbiter within sixty (60) calendar days following receipt of written demand from the other party requesting it to do so, the requesting party may nominate two (2) arbiters. In the event the arbiters do not agree on selection of the Umpire within ninety (90) calendar days after both are named, Company or Agent shall petition the American Arbitration Association to select the Umpire.

3.
The petitioning party shall present its case to the arbiters within thirty (30) calendar days following the date of appointment of the Umpire. The arbiters shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities. The arbiters shall prepare a written decision which shall be final and binding on both parties, but failing to agree, they shall call in the Umpire and a written decision of the majority shall be final and binding upon both parties.

Judgment upon the final written decision of the arbiters may be entered in any court of competent jurisdiction.

4.
Each party shall bear the expense of its own arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two (2) arbiters are chosen by one (1) party, as above provided, the expense of the arbiters, the Umpire and arbitration shall be equally divided between the two (2) parties.

5.
Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Agreement. If the parties to this Agreement fail to agree upon a location, such arbitration proceedings shall take place in New York, New York.

Article XX
REINSURANCE

1.
Agent is prohibited from binding reinsurance or retrocessions on behalf of Company or committing Company to participate in insurance or reinsurance syndicates, except that Agent may bind facultative reinsurance contracts with reinsurers set forth on Company’s approved reinsurer’s list and otherwise in accordance with the Schedule of Business and the Underwriting Guidelines.

2.
Agent is prohibited from collecting any payment from a reinsurer or committing Company to any claim settlement with a reinsurer, without prior written approval of Company. If prior approval is given, a report must be promptly forwarded to Company.

Article XXI
MISCELLANEOUS PROVISIONS

1.
Governing Law. This Agreement shall be governed by and interpreted according to the laws of the state of New York without regard to conflicts of laws and principles that would cause the application of the laws of another jurisdiction. Parties agree to submit themselves to the jurisdiction of any competent New York court, both state and federal. The concession of jurisdiction shall not affect the obligation to arbitrate pursuant to Article XIX.

2.
Entire Agreement. This instrument embodies the final, complete and entire agreement between the parties. No other representation, understandings or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth or referred to herein.

3.
Amendments. Except as provided in Section I of Article I and Article XIII, any alterations, modifications, amendments, variations or additions to this Agreement shall only be valid if in writing and executed by the parties with the same formalities as this instrument.

4.
Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement, or any part thereof, or the rights of either party to thereafter enforce each and every such provision.

5.	Assignment. This Agreement shall not be assigned, delegated, sub-delegated, charged or otherwise disposed of by either party without the express written consent of the other.

6.
Headings. The captions of the various sections of this Agreement shall not be deemed to be a part of this Agreement and shall not be construed in any way to limit the content thereof, but are inserted herein only for reference and the convenience of the parties.

7.
Advertising. Agent shall not (i) use any advertising material, prospectus, proposal, or representation, either in general or in relation to a particular Policy of Company, (ii) use Company’s name or the name of any of its affiliates, subsidiaries or member companies or associated or related companies, or (iii) use Company’s logos, trademarks, tradenames or service marks in any materials, unless furnished to Agent by Company or until the prior written consent of Company has been obtained. Use by Agent of Company’s logos, trademarks, tradenames or service marks in conjunction with materials connected with any program or Policy shall in no way be construed to mean that Agent has acquired any ownership interest in any of Company’s logos, trademarks, tradenames or service marks.

Company may grant Agent permission to publicize and use specific telephone numbers for service in connection with any program or Policy authorized pursuant to this Agreement. Notwithstanding any such permission, such telephone numbers shall remain the property of Company and may be reassigned by Company for any reason.

8.
Offset. Notwithstanding any other provision in this Agreement, Company may, at any time, and from time to time, apply any sums due Agent hereunder against any payment due whatsoever of Agent to Company under this Agreement.

9.	Regulatory Notices. Agent shall immediately:

a.	Forward to Company any legal process or notice served on Agent in a suit or proceeding against Company; and

b.	Notify Company of any change in the ownership of shares of stock of Agent or of the disposition of any substantial portion of the assets of Agent.

10.
Severability. If any provision of this Agreement shall contravene or be invalid under the laws of the United States of the state or jurisdiction in which enforcement is sought, it is agreed that such provision shall not invalidate the whole Agreement but this Agreement shall be construed as if not containing the particular provision or provisions held to be invalid.

11.
Service of Process. Service of process in a suit or proceeding may be made by either party upon the other to the person and at the address referenced in Article XVIII. In the event any legal process or notice is served on one party in a suit or proceeding against the other party, the served party shall promptly forward such process or notice to the other party at the address and in the manner specified in Article XVIII.

12.
Force Majeure. No failure, delay or default in performance of any obligation of a party shall constitute an event of default or breach of this Agreement to the extent that such failure to perform, delay or default arises out of a cause, existing or future, that is beyond the control and without negligence of such party including, but not limited to: action or inaction of governmental, civil or military authority; fire; strike; lockout or other labor dispute; flood; terrorist act, war, riot; theft; earthquake and other natural disaster. The party affected by such cause shall take all reasonable actions to minimize the consequences of any such cause.

13.	Currency in U.S. Dollars. Unless otherwise specified in this Agreement, all transactions will be reported and paid in U.S. Dollars.

14.
Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed signature page hereof by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

15.
Interpretation; Construction. For purposes of this Agreement, (a) “affiliate” means, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) with respect to the relationship between or among two or more persons, means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the management and policies of such person (whether or not another person has similar rights upon the occurrence of specified events), (b) “subsidiaries” of any person means any corporation, partnership, joint venture, limited liability company, trust, estate or other person of which (or in which), directly or indirectly, more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or other person or (iii) the beneficial interest in such trust or estate is at the time owned by such first person, or by such first person and one or more of its other subsidiaries or by one or more of such person’s other subsidiaries and (c) “person” means any individual, corporation, company, partnership (limited or general), joint venture, joint stock company, limited liability company, association, trust, estate or other entity or organization, including a governmental or regulatory authority. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, covenant, obligation, agreement and condition contained herein shall have independent significance.

(The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF the parties, by their duly respective authorized officers have executed this Agreement, effective on the Effective Date.

STARR INDEMNITY & LIABILITY COMPANY

By:	/s/ Charles Dangelo
	Name:	Charles Dangelo
	Title:	President

HEALTH PLAN INTERMEDIARIES, LLC (D/B/A HEALTH INSURANCE INNOVATIONS, LLC)

By:	/s/ Michael Kosloske
	Name:	Michael Kosloske
	Title:	President

Exhibit A

SCHEDULE OF BUSINESS

Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Agency Agreement between Health Plan Intermediaries, LLC (d/b/a Health Insurance Innovations, LLC) (“Agent”) and Starr Indemnity & Liability Company (“Company”) to which this Exhibit is attached.

A)	Territory

Agent is authorized to market and underwrite Group Accident and Short Term Medical insurance products on behalf of Company in all jurisdictions where Company has available approved forms. It is understood and agreed that Agent may not solicit any business in any of the following jurisdictions for the following products, as indicated below, until such time as Agent and Company are properly licensed in that jurisdiction for the particular product in accordance with all applicable insurance company and producer licensing requirements and, if applicable, all necessary association documents are filed and approved with the necessary department of insurance:

Dated as of June 1, 2011

State (Jurisdiction)	Group Accident Policy AH-40001	Short Term Medical Policy AH-60001	State (Jurisdiction)	Group Accident Policy AH-40001	Short Term Medical Policy AH-60001
Alabama	Authorized	Authorized	Montana	Not Authorized	Authorized
Alaska	Authorized	Authorized	Nebraska	Authorized	Authorized
Arizona	Authorized	Authorized	Nevada	Authorized	Authorized
Arkansas	Authorized	Authorized	New Hampshire	Not Authorized	Not Authorized
California	Authorized	Not Authorized	New Jersey	Authorized	Not Authorized
Colorado	Authorized	Authorized	New Mexico	Authorized	Authorized
Connecticut	Not Authorized	Not Authorized	New York	Authorized	Not Authorized
Delaware	Authorized	Authorized	North Carolina	Authorized	Not Authorized
District of Columbia	Authorized	Authorized	North Dakota	Authorized	Authorized
Florida	Authorized	Authorized	Ohio	Authorized	Authorized
Georgia	Authorized	Authorized	Oklahoma	Authorized	Authorized
Hawaii	Authorized	Authorized	Oregon	Authorized	Authorized
Idaho	Authorized	Not Authorized	Pennsylvania	Authorized	Authorized
Illinois	Authorized	Authorized	Rhode Island	Authorized	Not Authorized
Indiana	Authorized	Authorized	South Carolina	Authorized	Authorized
Iowa	Authorized	Authorized	South Dakota	Authorized	Authorized
Kansas	Authorized	Not Authorized	Tennessee	Authorized	Authorized
Kentucky	Authorized	Authorized	Texas	Authorized	Authorized
Louisiana	Authorized	Authorized	Utah	Authorized	Not Authorized
Maine	Authorized	Authorized	Vermont	Not Authorized	Not Authorized
Maryland	Authorized	Not Authorized	Virginia	Authorized	Authorized
Massachusetts	Authorized	Not Authorized	Washington	Not Authorized	Authorized
Michigan	Authorized	Authorized	West Virginia	Authorized	Authorized
Minnesota	Not Authorized	Not Authorized	Wisconsin	Authorized	Authorized
Mississippi	Authorized	Authorized	Wyoming	Authorized	Authorized
Missouri	Authorized	Authorized

B)	Products

Agent is authorized to market and underwrite on behalf of Company the following accident and health insurance policies and coverage parts:

Policies:

Short Term Medical Policy; Form AH-60001
Group Accident Policy; Form AH-40001

C)	Maximum Policy Limits

Agent is authorized to market and underwrite on behalf of Company the following maximum Policy limits:

COVERAGE	INSURANCE

1. Short Term Medical	Lifetime Maximum up to $2,000,000 Deductibles up to $10,000

11. Accident Only Insurance	Principal Sum up to $100,000

Agent understands and agrees that it shall underwrite in accordance with and comply at all times with the terms and conditions of the reinsurance agreement(s) governing those Policies offering this coverage.

No authority to extend to Agent to place facultative reinsurance. In order to offer limits beyond the maximum limits of this Exhibit, Agent must have prior written approval from Company.

D)	Annual Premium Production

Agent is authorized to produce a total annual volume of written premium of $25,000,000.00 for the Policy year 2011. The volume of premium writings in subsequent periods will be agreed upon in writing between Company and Agent.

E)	Guarantee of Premium Due

Agent, as surety and principal debtor, hereby unconditionally guarantees timely payment of premiums to Company.

F)	Maximum Policy Period

With respect to Short Term Medical products, the maximum Policy period is limited to a single Policy term not to exceed either six (6) months or twelve (12) months, as required by applicable

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federal regulation and applicable state regulation to qualify as short-term, limited duration medical insurance, as set forth in Appendix A – State Regulations to the Underwriting Guidelines.

With respect to Group Accident products, the maximum Policy period is limited to a twelve (12) month renewable Policy term.

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Exhibit B

COMMISSIONS

Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Agency Agreement between Health Plan Intermediaries, LLC (d/b/a Health Insurance Innovations, LLC) (“Agent”) and Starr Indemnity & Liability Company (“Company”) to which this Exhibit is attached.

Compensation to Agent

As full compensation for the types, lines and classes of business described in the Schedule of Business, and written in accordance with the Underwriting Guidelines, and the services provided by Agent pursuant to the Agreement, Company agrees to pay Agent’s commission on net written premium which Agent submits to Company and which Company underwrites as set forth below (as well as a ****% charge for credit card processing fees incurred by Agent as set forth below):

1)	For the period of time beginning on the Effective Date and through and including June 30, 2011:

Commission
For business domiciled in all authorized states or jurisdictions in which Agent is authorized to underwrite, bind, issue and deliver Policies as set forth in the Schedule of Business and the Underwriting Guidelines, the commission shall be as follows
****%
Plus, a ****% charge for credit card processing fees incurred by Agent	****%

2)	For the period of time beginning on July 1, 2011 through the term of the Agreement:

Commission
For business domiciled in all authorized states or jurisdictions in which Agent is authorized to underwrite, bind, issue and deliver Policies as set forth in the Schedule of Business and the Underwriting Guidelines (other than in those authorized states or jurisdictions for which an adjusted Commission shall be used as set forth below), the commission shall be as follows
****%
Plus, a ****% charge for credit card processing fees incurred by Agent	****%

For business domiciled in the following states or jurisdictions, provided that Agent is authorized to underwrite, bind, issue and deliver Policies in these states or jurisdictions pursuant to the Schedule of Business and the Underwriting Guidelines, the commission shall be as follows:

Colorado	****%
Montana	****%
North Dakota	****%
South Dakota	****%
Washington	****%
Plus, with respect to each of the foregoing states or jurisdictions, a **** % charge for credit card processing fees incurred by Agent	****%

Net written premium shall mean gross written premium, less cancellations and returned premiums according to Company’s books and records.

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Addendum No. I

STARR INDEMNITY PROGRAM UNDERWRITING GUIDELINES

Program Name:	Health Plan Intermediaries, LLC
Effective Date:	June 1, 2011
Premium Cap:	$25 million
Product/Form Number:	Short Term Medical Policy; Form AH-60001
Group Accident Policy; Form AH-40001

Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Agency Agreement between Health Plan Intermediaries, LLC (d/b/a Health Insurance Innovations, LLC) (“Agent”) and Starr Indemnity & Liability Company (“Company”) to which these Underwriting Guidelines are attached.

Any account exceeding authority outlined in these Underwriting Guidelines should be referred to Company.

PLAN DESIGN

Accidental Death Benefit will be included in each Short Term Medical Policy sold.

With respect to Short Term Medical products, the maximum Policy period is limited to a single Policy term not to exceed either six (6) or twelve (12) months, as required by applicable federal regulation and applicable state regulation to qualify as short-term, limited duration medical insurance, as set forth in Appendix A – Short Term Medical Coverage State Regulations to these Underwriting Guidelines.

With respect to Group Accident products, the maximum Policy period is limited to a twelve (12) month renewable Policy term.

Maximum Short Term Medical coverage per Policy is $2 million lifetime maximum.

Maximum Accidental Death benefit is $100,000 per Policy.

Maximum Deductibles allowed per Policy are up to $10,000.

TARGET CLASSES OF BUSINESS

I. Members of the Med Sense Association.

II. Members of the Med Sense Association who are also uninsured college athletes who participate in college sports.

Approved Marketing Plans	Offering	Target Classes
Med Plus Short Term Medical	See Template Certificate at Appendix B	Class I only
Short Term Medical Lite	See Template Certificate at Appendix C	Class II only

RATING METHODOLOGY

1. Company will provide filed rates for the applicable products for use in each approved jurisdiction. Products include: Short Term Medical, Short Term Medical Lite for collegiate athletes, and Accidental Death. Rates for collegiate athletes will use a 1.6 factor against the Short Term Medical base rates.
2. Short Term Medical rates will be updated for trend every six (6) months.
3. See Appendix A – Short Term Medical Coverage State Regulations for a complete listing of the rate regulations by jurisdiction.
4. Rates should not be loaded into the quoting engine until approval is received from the applicable state department of insurance and Agent has been notified by Company.

Deviation
No deviation is available to the filed rates.

UNDERWRITING REQUIREMENTS

The Short Term Medical Policy follows simplified issue underwriting rules. Applications are subject to individual underwriting via a short application with yes/no answers to health questions. The application form that Agent shall use in connection with the issuance of Simplified Issue Policies is attached hereto as Appendix D – Form of Application for Simplified Issue Policies.

The Group Accident Policy follows guaranteed issue underwriting rules. All members are eligible to enroll as long as they meet the minimum and maximum age limit set by the Policy.

UNDERWRITING REFERRALS

For simplified issue underwriting rules, there are no underwriting referrals. Applicants that answer ‘Yes’ to one of the underwriting questions are automatically declined and the enrollment cannot proceed.

For guaranteed issue underwriting rules, there are no underwriting referrals.

ADDITIONAL REFERRAL CRITERIA

None

COMPANY REFERRAL PROCESS

None.

UNDERWRITING AUTHORITY

Underwriting authority will be delegated to the following individuals: Michael Kosloske.

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Exclusions:
Agent has no authority for the following:

•	Ex gratia payments, the making of monetary payments to third parties which Company has no legal or contractual obligation to make;
•	Mark-offs and write offs, the waiving of any receivable otherwise due to Company;
•	Any transaction not in compliance with federal or state laws and regulations;
•	The purchase of facultative or treaty reinsurance;
•
Back-date coverage or bind coverage after the Policy effective date without (i) the prior written approval of Company and (ii) obtaining a letter from all named insureds certifying that there are no known losses, circumstances, or events that are likely to lead to, or result in, a loss;

•	Novation of Policies;
•	Any non-concurrences with the terms and conditions of the Agreement and treaty reinsurance including, excluded classes or coverages;
•	Any new products, programs, business initiatives, or alternative distribution arrangements;
•	Signing or making material changes to legal agreements unless conditional approval is made subject to review and approval by the Office of the General Counsel of Company;
•
Assumed reinsurance business subject to limitations within treaty reinsurance and exceptions as may be approved by the Office of the General Counsel of Company, as well as the Claims and Corporate Underwriting departments of Company;

•	Any agreement or endorsement to amend Policy terms and conditions based on changes to Company’s financial rating; or
•	Manuscript wording subject to pre-approval in writing by the Office of the General Counsel of Company or the Claims department of Company.

SERVICE STANDARDS

•	Billing Standard – Within 30 calendar days from the invoice date.
•
Policy/Certificate Issuance – Agent shall issue Policies (including related certificates) within thirty (30) calendar days of being bound, with a copy of or access to same to be provided or made available to Company within such time period.

•	Endorsement Processing – Within fifteen (15) calendar days of receipt of complete information.

ADVERTISING REVIEW

Accident and Health Compliance reviews any advertising (brochures provided to members or students) before a Policy is released.

•	Company will complete the initial review of advertising within five (5) business days.
•	Company will notify Agent when advertising materials are approved and available to market.
•	The unauthorized use of any advertising materials by any sub-producer shall result in the immediate termination by Agent of its relationship with such sub-producer.

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Appendix A

SHORT TERM MEDICAL COVERAGE STATE REGULATIONS

Dated as of: June 1, 2011

State (Jurisdiction)	Product Available to Market	Term Not to Exceed (Months)*	Rates	2011 Rate Filing
Alabama	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Alaska	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Arizona	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Arkansas	Only Individual Policy is Available	Not to exceed 12	State Specific	File Rate Adjustment
California	Not Available	Not to exceed 12
Colorado	Only Individual Policy is Available	Not to exceed 6	State Specific	File Rate Adjustment
Connecticut	Not Available	Not to exceed 6
Delaware	Available	Not to exceed 12	Countrywide Rates	File Rate Adjustment
District of Columbia	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Florida	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Georgia	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Hawaii	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Idaho	Not Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Illinois	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Indiana	Available	Not to exceed 6	Countrywide Rates	File Rate Adjustment
Iowa	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Kansas	Not Available	Not to exceed 12	State Specific
Kentucky	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Louisiana	Only Individual Policy is Available	Not to exceed 6	Countrywide Rates	File Rate Adjustment
Maine	Only Individual Policy is Available	Not to exceed 6	Countrywide Rates	File Rate Adjustment
Maryland	Not Available	Not to exceed 6	Countrywide Rates
Massachusetts	STM Not Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Michigan	Available	Not to exceed 6	Countrywide Rates	Automatic increase for trend

Minnesota	Not Available	Not to exceed 12	State Specific
Mississippi	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Missouri	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Montana	Only Individual Policy is Available	Not to exceed 6	State Specific	File Rate Adjustment
Nebraska	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Nevada	Only Individual Policy is Available	Not to exceed 6	Countrywide Rates	File Rate Adjustment
New Hampshire	Only Individual Policy is Not Available	Not to exceed 12	State Specific	File Rate Adjustment
New Jersey	STM Not Available
New Mexico	Available	Not to exceed 12	Countrywide Rates	File Rate Adjustment
New York	STM Not Available	Not to exceed 12		Automatic increase for trend
North Carolina	Not Available	Not to exceed 12
North Dakota	Only Individual Policy is Available	Not to exceed 6	State Specific	File Rate Adjustment
Ohio	Available	Not to exceed 6	Countrywide Rates	Automatic increase for trend
Oklahoma	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Oregon	Only Individual Policy is Available	Not to exceed 6	Countrywide Rates	File Rate Adjustment
Pennsylvania	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Rhode Island	Withdrawn	Not to exceed 12
South Carolina	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
South Dakota	Only Individual Policy is Available	Not to exceed 6	State Specific	File Rate Adjustment
Tennessee	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Texas	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Utah	Not Available	363 days or less
Vermont	Not Available	Not to exceed 12
Virginia	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Washington	Only Individual Policy is Available	Not to exceed 12	State Specific	File Rate Adjustment
West Virginia	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Wisconsin	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend
Wyoming	Available	Not to exceed 12	Countrywide Rates	Automatic increase for trend

* Subject to specific requirements of each jurisdiction to satisfy the applicable definition of short-term, limited duration medical insurance.

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Appendix B

MED PLUS SHORT TERM MEDICAL SCHEDULE

Starr Indemnity & Liability Company

Dallas, Texas
Administrative Office: 399 Park Avenue, 8th Floor, New York, New York 10022

CERTIFICATE SCHEDULE

COVERAGE IS PROVIDED UNDER GROUP POLICY NUMBER:     STM-1000001

ISSUED TO GROUP POLICYHOLDER:               Med-sense Guaranteed Association

CERTIFICATEHOLDER:	[ ]
CERTIFICATE NUMBER:	[ ]
COVERAGE PERIOD:	[ ]
EXPIRATION DATE:	[ ]
EFFECTIVE DATE:	[ ]

PRE-ADMISSION CERTIFICATION NOTICE
This plan requires a Pre-Admission Certification by a Professional Review Organization prior to in-patient Hospitalization or surgery. A Covered Person must call the Professional Review Organization:
1.     For elective or non-emergency Hospitalization or surgery, at least 10-days prior to the date of proposed Hospitalization;
2.    Within 48-hours from the time the person is in stable condition following an emergency admission, or as soon as reasonably possible if the person’s medical condition prevents or delays such notification; or
3.     Within 48-hours of delivery (96 hours for cesarean section) for complicated childbirth or as soon as reasonably possible.

Non-compliance with the Pre-Admission Certification procedure will result in a reduction in benefits of 50%, unless the Covered Person is incapacitated and unable to contact Us in such cases, the Covered Person must contact Us as soon as possible. You have been provided with information and procedures necessary for Pre-Admission Certification. You may obtain more information regarding Pre-Certification and its procedures from the Company.

SECTION I

The Deductible, Coinsurance Percentage, Coinsurance Limit and Lifetime Maximum Amount apply to each Covered Person and for ALL benefits, unless otherwise stated for a specific benefit in SECTION II.

THE FOLLOWING SHALL APPLY TO EACH COVERED PERSON

DEDUCTIBLE: [          ]

When 3 insured individuals in a family satisfy their Deductibles, the Deductibles for any remaining insured individual in the insured family are deemed satisfied for the remainder of the Coverage Period.

COINSURANCE:
Coinsurance Percentage:	[ ] up to the Coinsurance Limit
Coinsurance Limit:	[ ]
Thereafter	100%
LIFETIME MAXIMUM AMOUNT:	$2,000,000

SECTION II

MAXIMUM BENEFITS FOR EACH COVERED PERSON:

HOSPITAL COVERED EXPENSES:
In Hospital Coinsurance Percentage	[ ]

In Hospital Intensive or Critical Care	[ ]

OTHER COVERED EXPENSES:
Ambulatory Surgical Center:	[ ]

Anesthetics Coinsurance Percentage:	[ ] up to 20% of the surgeon’s benefit

Assistant Surgeon Coinsurance Percentage:	[ ] up to 20% of the surgeon’s benefit

Surgeon’s Assistant Coinsurance Percentage:	[ ] up to 20% of the surgeon’s benefit

Doctor’s Office and Urgent Care Center:
100% for each visit after a $50 copayment, not to exceed a maximum of 3 visits per Coverage Period. The first 3 visits are not subject to the Deductible. Visits in excess of the maximum of 3 visits per Coverage Period will be subject to the Deductible and Coinsurance.

Skilled Nursing Facility:
Maximum Benefit Amount:	$30 per day
Maximum Days:	30 days per Coverage Period

Ambulance Ground or Air:
Maximum Benefit:	$250 per trip

Home Health Care:
Maximum Benefit Amount:	$40 per visit
Maximum Benefit Period:	40 visits per Coverage Period

Hospice Care:
Maximum Benefit:	$5,000 per Coverage Period

Acquired Immune Deficiency Syndrome (AIDS):	$10,000 per Coverage Period

Knee Injury or Disorder:
Lifetime Maximum Benefit:	$2,500 per Covered Person for both left knee and right knee

2

Gallbladder Surgery:
Lifetime Maximum Benefit:	$2,500 per Covered Person

Organ, Tissue Transplants:
Lifetime Maximum Benefit for all Covered Expenses:	$50,000 per Covered Person

Foreign Travel:
Foreign Travel Deductible:	$250 per Covered Person
Lifetime Maximum Benefit:	$25,000 per Covered Person

Temporomandibular Joint Disorder (TMJ):
Lifetime Maximum Benefit for authorized therapeutic procedures and Procedures for non-surgical treatment for TMJ:	$3,500 per Covered Person

3

Appendix C

COLLEGIATE SPORTS SHORT TERM MEDICAL SCHEDULE

Starr Indemnity & Liability Company

Dallas, Texas

Administrative Office: 399 Park Avenue, 8th Floor, New York, New York 10022

CERTIFICATE SCHEDULE

COVERAGE IS PROVIDED UNDER GROUP POLICY NUMBER:           STM-1000006
ISSUED TO GROUP POLICYHOLDER:                                 Med-sense Guaranteed Association

CERTIFICATEHOLDER:	[ ]
CERTIFICATE NUMBER:	[ ]
COVERAGE PERIOD:	[ ]
EXPIRATION DATE:	[ ]
EFFECTIVE DATE:	[ ]

PRE-ADMISSION CERTIFICATION NOTICE
This plan requires a Pre-Admission Certification by a Professional Review Organization prior to in-patient Hospitalization or surgery. A Covered Person must call the Professional Review Organization:
1.     For elective or non-emergency Hospitalization or surgery, at least 10-days prior to the date of proposed Hospitalization;
2.    Within 48-hours from the time the person is in stable condition following an emergency admission, or as soon as reasonably possible if the person’s medical condition prevents or delays such notification; or
3.     Within 48-hours of delivery (96 hours for cesarean section) for complicated childbirth or as soon as reasonably possible.

Non-compliance with the Pre-Admission Certification procedure will result in a reduction in benefits of 50%, unless the Covered Person is incapacitated and unable to contact Us in such cases, the Covered Person must contact Us as soon as possible. You have been provided with information and procedures necessary for Pre-Admission Certification. You may obtain more information regarding Pre-Certification and its procedures from the Company.

SECTION I

The Deductible, Coinsurance Percentage, Coinsurance Limit and Lifetime Maximum Amount apply to each Covered Person and for ALL benefits, unless otherwise stated for a specific benefit in SECTION II.

THE FOLLOWING SHALL APPLY TO EACH COVERED PERSON

DEDUCTIBLE: [          ]

When 3 insured individuals in a family satisfy their Deductibles, the Deductibles for any remaining insured individual in the insured family are deemed satisfied for the remainder of the Coverage Period.

COINSURANCE:
Coinsurance Percentage:	[ ] up to the Coinsurance Limit
Coinsurance Limit:	[ ]%
Thereafter	100%
LIFETIME MAXIMUM AMOUNT:	$750,000

SECTION II

MAXIMUM BENEFITS FOR EACH COVERED PERSON:

HOSPITAL COVERED EXPENSES:
In Hospital Coinsurance Percentage	[ ]% not to exceed $1,000 per day including all miscellaneous medical charges**
In Hospital Intensive or Critical Care	[ ]% not to exceed $1,250 per day including all miscellaneous medical charges**
OTHER COVERED EXPENSES:
Ambulatory Surgical Center or Outpatient Hospital Surgery:	[ ]% not to exceed $1,000 per day including all miscellaneous medical expenses**

Out-Patient Emergency Room:	[ ]% not to exceed $500 per day
This includes the emergency room physician charge, 24 hours surveillance and all miscellaneous medical charges**.

**Miscellaneous medical charges include: X-rays, scans, laboratory, blood, therapy, oxygen, casts, splints, medicines, injections, chemotherapy and medical supplies.

Anesthetics Coinsurance Percentage:	[ ]% up to 20% of the surgeon’s benefit

Assistant Surgeon Coinsurance Percentage:	[ ]% up to 20% of the surgeon’s benefit

Surgeon’s Assistant Coinsurance Percentage:	[ ]% up to 20% of the surgeon’s benefit

The Surgeon, Anesthetics, Assistance Surgeon and Surgeon’s Assistants benefits are limited to $2,500 per surgery, for all Covered Expenses combined, not to exceed $5,000 per Coverage Period.

In Hospital Doctor Visits:	[ ]% not to exceed $500 per Hospital stay.

Outpatient Miscellaneous Charges: This does not include outpatient Hospital surgery	[ ]% not to exceed $1,000 per coverage period for all Covered Expenses combined.

Doctor’s Office and Urgent Care Center:	Up to $25 per visit to exceed 4 visits per Coverage Period. The balance of the office visit expense will be payable subject to the Deductible and Coinsurance, not to exceed $1,000 per coverage period.

Skilled Nursing Facility:
Maximum Benefit Amount:	$30 per day
Maximum Days:	30 days per Coverage Period

2

Ambulance Ground or Air:
Maximum Benefit:	$250 per trip

Home Health Care:
Maximum Benefit Amount:	$40 per visit
Maximum Benefit Period:	40 visits per Coverage Period

Hospice Care:
Maximum Benefit:	$5,000 per Coverage Period

Acquired Immune Deficiency Syndrome (AIDS):	$10,000 per Coverage Period

Organ, Tissue Transplants:
Lifetime Maximum Benefit for all Covered Expenses	$50,000 per Covered Period

Foreign Travel:
Foreign Travel Deductible:	$250 per Covered Person
Lifetime Maximum Benefit:	$25,000 per Covered Person

Temporomandibular Joint Disorder (TMJ): Lifetime Maximum Benefit for authorized therapeutic procedures and Procedures for non-surgical treatment for TMJ:	$3,5000 per Covered Person

3

Appendix D

FORM OF APPLICATION FOR SIMPLIFIED ISSUE POLICIES

ESSENTIAL PLUS STM
SHORT TERM MEDICAL INSURANCE APPLICATION
Underwritten by: Starr Indemnity & Liability Company, Dallas, Texas

Applicant Name:	Date of Birth	Age	Sex	Ht.	Wt.

Occupation	Telephone

Email:

Street Address	City	State	Zip Code

Billing Address (If Different)	City	State	Zip Code

COMPLETE THE FOLLOWING TO INSURE YOUR SPOUSE AND/OR CHILDREN:

Spouse's Name:	Date of Birth	Age	Sex	Ht.	Wt.

Occupation

Child's Name	Date of Birth	Age

Child's Name	Date of Birth	Age

Child's Name	Date of Birth	Age

Complete the Following Choices:

1. Coverage Effective Date:
☐  Day After US Post Office Date Stamp  ☐  Later Effective Date:________________________

2. Coverage Length:

Single Payment ☐ 30 days ☐ 60 days ☐ 90 days ☐ 120 days ☐ 150 days ☐ 180 days List the number of days if not listed above (must be more than 30 days):____________
Monthly Payment: ☐ Up to 6 Months Coverage	Monthly Payment: ☐ Up to 12 Months Coverage

3. Coinsurance Choice:
☐  80/20 of $5,000  ☐  50/50 of $5,000  ☐  80/20 of $10,000  ☐  50/50 of $10,000

4. Deductible:
☐  $250  ☐  $500  ☐  $1,000  ☐  $2,500  ☐  $5,000  ☐  $7,500  ☐  $10,000

5. Payment Method:
☐  Check or Money Order  ☐  Credit Card  ☐  Monthly Automatic Bank Withdrawal

Answer the Following Medical History Questions:

Any material misstatement or omission of information made on this form will be considered a misrepresentation and may be the basis for later rescission of my coverage and that of my dependents. In the event of rescission or termination for any reason, the Insurer shall have the right to deduct any premium due and unpaid from any claims payable to me or my dependents.

1.	Will there be any other health insurance in force on the policy date?	☐Yes
☐No
2.	Is the proposed insured, spouse, or any dependent child now pregnant, undergoing infertility treatment, or in the process of adoption?	☐Yes
☐No
3.	Is the proposed insured currently eligible for Medicaid?	☐Yes
☐No
4.	Has any person proposed for coverage been declined for health insurance in the past 12 months for a condition that is still present (not applicable to MO residents)?	☐Yes
☐No
5.	Within the past 5 years, have you or any person to be insured been aware of, diagnosed, treated by a member of the medical profession, or taken medication for cancer or a tumor, stroke, heart disease including heart attack, had heart surgery, COPD (Chronic Obstructive Pulmonary Disease) or emphysema, kidney disorder or disease, liver disorder or disease, neurological disorder, degenerative disc disease or herniation/bulge, rheumatoid arthritis, degenerative joint disease of the knee or hip, diabetes (not applicable to DC residents), alcohol abuse or chemical dependency, or does anyone listed on the application currently weigh over 250 pounds (women) or over 300 pounds (men)?	☐Yes
☐No
6.	Have you or any person to be insured been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS), AIDS-related complex, or any other immune system disorder such as HIV? (Residents of WI do not need to disclose HIV test results.)	☐Yes
☐No
7.	Has any other person proposed for coverage not been a legal resident of the United State for the last 12 consecutive months?	☐Yes
☐No

NOTE: IF “YES” IS ANSWERED ON ANY QUESTION FROM 1 THROUGH 7, COVERAGE CANNOT BE ISSUED

1.
I agree that coverage will not become effective for any person whose medical history changes prior to coverage approval, such that the person’s answer would be “yes” to any of the Medical History questions in this application. If such person is the Applicant, coverage is automatically declined for all persons included in this application.

2.
I hereby request coverage under the policy issued to the group policyholder by the insurer and understand that if the coverage applied for becomes effective, I agree to all terms of the group policy. I understand that health insurance benefits are excluded for pre-existing conditions.

3.
I hereby authorize any hospital, clinic, physician, surgeon, practitioner or insurance company to furnish the Insurer or its representative with any and all information concerning any sickness or injury I or my dependents may have suffered, including copies of all hospital or medical records. A copy of this authorization shall be considered as valid as the original and remains in effect for 2 years from the date of my signature. I understand that I may revoke this authorization at any time by sending a written revocation to the Company. Such revocation will not affect any action taken or information released prior to the revocation, and will not affect any legal right the Company has to contest an insurance policy/certificate, or to contest a claim under an insurance policy/certificate. I understand that if I revoke this authorization, the Company may not be able to process my application, and may not be able to make any benefit payments due under any existing policy, certificate, or other binding agreement.

4.
I understand that the broker who solicited this application was acting as an independent contractor and not as an agent of the Starr Indemnity & Liability Company. I further acknowledge that the person who solicited this application and upon whose explanation or benefits, limitations or exclusions we relied, was retained by me as my agent, and that such person has no right to bind or approve coverage or alter any of the terms or conditions of the policy.

5.
I have read this application and have verified that all of the information provided in it is complete, true and correct, and is all within my personal knowledge. I agree to immediately notify the insurer of any changes in any of the information contained in this form which may occur prior to the approval of coverage.

I understand that this coverage will not pay benefits for a disease or physical condition that I now have or have had in the past.

Signature of Applicant:__________________________________                       Date: _____________________________

I certify that I have read the applicable Fraud Notice.
Fraud Warning: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information may be guilty of insurance fraud.

Agent Name:__________________________________________ Code #:_________________________________

Phone:_______________________________________________ Email:__________________________________

STATE-SPECIFIC REQUIRED FRAUD WARNINGS

Arkansas and West Virginia Residents: Any person who knowingly presents a false or fraudulent claim for payment of a loss of benefits or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

California Residents:  Any person who knowingly presents a false or fraudulent claim of payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and confinement in state prison.

District of Columbia Residents: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Florida Residents: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky and Pennsylvania Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties.

Tennessee Residents: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

Missouri Residents: An insurance company or its agent or representative may not ask an applicant or policyholder to divulge in a written application or otherwise whether any insurer has canceled or refused to renew or issue to the applicant or policyholder a policy of insurance. If a question(s) appears in this application, you should not answer it.

New Mexico Residents: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OR LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

North Carolina Residents:  Any person who knowingly and with intent to injure, defraud or deceive any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and subjects such person to criminal and civil penalties.

Ohio Residents: Any person who, with intent to defraud or knowing that Ile is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma Residents: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Oregon Residents: Any person who with intent to injure, defraud or deceive any insurance company or other person submits an enrollment form for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto may have violated state law.

Vermont Residents:  Any person who knowingly and with intent to injure, defraud or deceive any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties.

Virginia Residents: Any person who knowingly and with intent to injure, defraud or deceive any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent act, which may be a crime and subjects such person to criminal and civil penalties.

Washington Residents: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.